As filed with the Securities and Exchange Commission on July 17, 2025

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chanson International Holding

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

B9 Xinjiang Chuangbo Zhigu Industrial Park

No. 100 Guangyuan Road, Shuimogou District

Urumqi, Xinjiang, China 830017

(Address of principal executive offices, including zip code)

Chanson International Holding 2025 Share Incentive Plan

(Full title of the plan)

George Chanson (NY) Corp.

41 Madison Avenue

New York, NY 10010

917-545-1575

(Name, address, including zip code, and telephone number, including areas code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Copies to:

Gang Li Chief Executive Officer Chanson International Holding B9 Xinjiang Chuangbo Zhigu Industrial Park No. 100 Guangyuan Road, Shuimogou District Urumqi, Xinjiang, China 830017 +86-0991-2302709	Henry Yin, Esq. Benjamin Yao, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR +852-3923-1111	Joan S. Guilfoyle, Esq. Loeb & Loeb LLP 901 New York Avenue, NW Suite 300 West Washington, DC 20001 202 618-5000

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information And Employee Plan Annual Information.*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a) The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on April 4, 2025;

(b) The Registrant’s Current Reports on Form 6-K furnished to the Commission on May 13, 2025 and June 18, 2025; and

(c) The description of the Registrant’s Class A ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Exchange Act of 1934, as amended (the “Exchange Act”) filed on March 24, 2023 (Exchange Act File No. 001-41663), as modified by any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Companies Act (Revised) of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, fraud or the consequences of committing a crime.

The Company’s Amended and Restated Memorandum and Articles of Association provide that each existing or former director (including alternate director), secretary and other officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives (each an “Indemnified Person”) shall be indemnified against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of their own dishonesty.

Further, pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, to the extent permitted by law, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of the Company in respect of any matter aforementioned on condition that the director (including alternate director), secretary or officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the director (including alternate director), secretary or that officer for those legal costs.

The Company has entered into indemnification agreements with each director and officer of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits.

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit	Description
4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 of the annual report of foreign private issuer on Form 20-F filed with the Securities and Exchange Commission on April 4, 2025)
4.2*	Registrant’s Specimen Certificate for Class A ordinary Shares
5.1*	Opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered.
10.1*	Chanson International Holding 2025 Share Incentive Plan.
23.1*	Consent of Assentsure, Independent Registered Public Accounting Firm
23.2*	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page of this Registration Statement)
107*	Calculation of Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Urumqi, China, on July 17, 2025.

Chanson International Holding

By:	/s/ Gang Li
Gang Li
Chief Executive Officer, Director, and Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Gang Li and Jihong Cai as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on July 17, 2025.

Signature	Title

/s/ Gang Li	Chief Executive Officer, Director, and
Gang Li	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Jihong Cai	Chief Financial Officer
Jihong Cai	(Principal Accounting and Financial Officer)

/s/ Yong Du	Independent Director
Yong Du

/s/ Shuaiheng Zhang	Independent Director
Shuaiheng Zhang

/s/ Jie Li	Independent Director
Jie Li

/s/ Jin Wang	Independent Director
Jin Wang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Chanson International Holding, has signed this registration statement or amendment thereto in New York on July 17, 2025.

Authorized U.S. Representative George Chanson (NY) Corp.

By:	/s/ Gang Li
Name:	Gang Li
Title:	President